STOCKHOLDERS' AGREEMENT


                This STOCKHOLDERS' AGREEMENT is made and entered into as of January 14, 2000, by and among Forman Petroleum Corporation, a Louisiana corporation (the "Company"), and each of the other Persons listed on the signature pages attached hereto or otherwise party to this Agreement (the "Holders").

                            W I T N E S S E T H

     WHEREAS, the Company and each of the Holders deem it to be in their best interests to provide for continuity in the control and operation of the Company, for restrictions on the transfer of certain securities and for various other matters set forth herein.

     NOW,  THEREFORE,   in  consideration  of  the  agreements  and  mutual
covenants set forth herein, the parties agree as follows:


                                 SECTION 1
                                DEFINITIONS

     As used in this Agreement, the following terms have the following meanings:

     "Affiliate" means, with respect to any specified Person, (a) any subsidiary of such Person; (b) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (c) any other Person that owns, directly or indirectly, 10% or more of such specified Person's capital stock; (d) any officer or director of (i) any such specified Person, (ii) any subsidiary of such specified Person, or (iii) any Person described in clause (b) or
(c) above; or (e) any heir or legatee or other Person having a relationship with any natural Person by blood, marriage or adoption not more remote than first cousin or any Person directly or indirectly controlling or controlled by or under common control with such other Person described in this clause
(e). For purposes of this definition, (a) "control," with respect to any specified Person, means the possession of the power, whether or not exercised, to direct or cause the direction of the management or policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing and (b) none of the Holders shall be deemed to be an Affiliate of the Company.

     "Agreement" shall mean this Stockholders' Agreement, including all Exhibits hereto, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Approved Sale" has the meaning assigned to such term in Section 3(a).

     "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy," as amended, or any successor statute.

     "Board" shall mean the Board of Directors of the Company.

     "Common Shares" shall mean the issued and outstanding shares of common stock, no par value, of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Forman" shall mean McLain J. Forman.

     "Majority Holders" shall mean a majority of the Common Shares held of record by the TCW Funds and their respective Affiliates, so long as such Persons hold at least 25% of the Common Shares, and, thereafter, shall mean the Holders of record holding a majority of the Common Shares.

     "Major Decisions"  has  the  meaning  assigned to such term in Section
4(b).

     "Other Holders" shall mean the Holders designated as such on the signature page hereto.

     "Permitted Forman Transferee" shall mean any friend of Forman or immediate member of Forman's family who receives Securities from Forman by gift, donation or other gratuitous inter vivos Transfer.

     "Permitted Transfer" means (a) any Transfer by a Holder to any of its Affiliates, (b) any Transfer in connection with an Approved Sale and (c) any Transfer by Forman to a Permitted Forman Transferee.

     "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

     "Public Offering" has the meaning assigned to such term in the Registration Rights Agreement, dated as of January 14, 2000, among the Company and each of the other Persons listed on the signature pages attached thereto or otherwise party to such agreement.

     "Sale of the Company" means, in one or a series of related transactions, the sale of the Company to a Third Party or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of Third Parties pursuant to which such Person or Persons acquire (a) securities representing a majority of the Common Shares of the Company on a fully-diluted basis (whether by merger, consolidation, sale, liquidation, dissolution, or transfer of the Company's outstanding securities) or (b) all or substantially all the Company's assets determined on a consolidated basis.

     "SEC" means the Securities and Exchange Commission, or any successor agency thereto.

     "Securities" shall mean the Common Shares and any other shares of capital stock (and any other securities convertible into, exchangeable for or otherwise exercisable for shares of capital stock) of the Company existing on the date of this Agreement or issued hereafter.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Selling  Holders"  has  the  meaning assigned to such term in Section
3(a).

     "TCW Funds" shall mean each of the parties to this Agreement listed as a "TCW Fund" on the signature pages hereto and any Affiliate of such party that holds at any time any of the Securities.

     "Third Party" shall mean with respect to any proposed transferee of Securities, any Person other than an Affiliate of the proposed transferor of such Securities.

     "Transfer" has the meaning assigned to such term in Section 2(a).

     "Transferee" has the meaning assigned to such term in Section 2(a).

     "Transferor" has the meaning assigned to such term in Section 2(a).


                                 SECTION 2
                   GENERAL PROVISIONS REGARDING TRANSFER

     (a) GENERAL RESTRICTIONS. So long as this Agreement shall remain in force, no Securities may be issued, sold, assigned, transferred, given away or in any way disposed of by any Holder (any of the foregoing being hereinafter referred to as a "Transfer"), other than pursuant to a Public Offering, unless:

          (i) the Person in whose favor such Transfer is made (a "Transferee") shall deliver to the Company a written acknowledgment of such Transferee, in the form attached as Exhibit A, that the Securities to be transferred are subject to this Agreement and confirming the Agreement of such Transferee to be bound by the provisions of this Agreement;

          (ii) if such Transfer shall be made other than pursuant to a public offering registered under the Securities Act, and in accordance with applicable state law, the person proposing to make such Transfer (the "Transferor") shall give to the Company, if reasonably requested by the Company, a written opinion in form and substance reasonably satisfactory to the Company's legal counsel to the effect that the proposed Transfer may be effected without registration under the Securities Act or any applicable state law; and

          (iii) the Transferor shall (A) take all such actions and execute and deliver all such documents as may be necessary or reasonably requested by the Company in order to consummate the Transfer of such Securities to such Transferee and (B) reimburse the Company for all costs and expenses incurred by the Company in connection with the Transfer, including, but not limited to, any applicable stock transfer taxes.

Any attempted Transfer other than in accordance with this Agreement shall be void, and the Company shall refuse to recognize any such Transfer and shall not reflect on the Company's records any change in record ownership of the Securities pursuant to any such attempted Transfer.

     (b) PLEDGE AND HYPOTHECATION PROHIBITED. Prior to a Public Offering, without the prior written consent of the Majority Holders, no Holder (other than the TCW Funds and Forman) shall in any manner pledge, hypothecate or encumber, or grant options with respect to, any Securities; provided that any pledgee or other potential Transferee of the TCW Funds or Forman shall agree to be bound by the provisions of this Agreement with respect to any Securities that are Transferred as a result of any such pledge, hypothecation, encumbrance or other option grant pursuant to this Section 2(b).

     (c)  RULES 144 AND 144A.

          (i) RULE 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Securities, make publicly available such information) and that it will take such further action as the Holders of Securities may reasonably request to the extent required from time to time to enable such Holders to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Securities, the Company will deliver to such Holder (i) a written statement as to whether it has complied with such reporting requirements and (ii) at the Company's expense, an opinion of the Company's counsel as to the availability of an exemption from the registration requirements of the Securities Act in connection with a proposed transfer of Securities by such Holder.

          (ii) RULE 144A. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, promptly upon the written request of any Holder of Securities, provide in writing to such Holder and to any prospective transferee of any of the Securities of such Holder the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of any such Holder, cooperate with and assist such Holder or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Common Stock for trading through PORTAL. The Company's obligations under this Section 2(c) shall at all times be contingent upon receipt from the prospective transferees of Securities of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than Persons who will assist such transferee in evaluation the purchase of the Securities.

                                 SECTION 3
                            SALE OF THE COMPANY

     (a) APPROVED SALE. If Holders holding 75% or more of the Common Shares (the "Selling Holders") approve a Sale of the Company to a Third Party or group of Third Parties and the Board has obtained a fairness opinion from a reputable, disinterested investment banker with respect to such sale (an "Approved Sale"), then each Holder will consent to and raise no objections against the Approved Sale. If the Approved Sale (A) is structured as a merger or consolidation, each Holder shall waive any dissenters' rights, appraisal rights, or similar rights in connection with such merger or consolidation, or (B) is structured as a sale of securities, each Holder shall agree to sell all of his or its Securities on the terms and conditions approved by the Majority Holders. Each Holder shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

     (b) OTHER SECURITIES. The obligations of the Holders with respect to the Approved Sale are subject to the condition that each Holder of Securities then currently convertible, exchangeable, or exercisable for Common Shares shall be given an opportunity at the election of the Holder to either (A) exercise such rights before the consummation of the Approved Sale and participate in such sale as Holders of Common Shares, or (B) to sell such Securities as part of such Approved Sale at a price equal to the full purchase price determined for Common Shares as part of the Approved Sale, reduced by the aggregate exercise price for such Securities.

     (c) PURCHASER REPRESENTATIVE. If the Company or the Selling Holders enter into any negotiation or transaction for which Rule 506 promulgated under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation, or other reorganization), each Holder will, at the request of the Company, appoint either a purchaser representative (as such term is defined in Rule 501 promulgated under the Securities Act) designated by the Company, in which event the Company will pay the fees of such purchaser representative, or another purchaser representative (reasonably acceptable to the Company), in which event such Holder will be responsible for the fees of the purchaser representative so appointed.

     (d) EXPENSES OF SALE. Each Holder transferring Securities pursuant to this Section 3 will bear its pro rata share (based upon the number of Securities to be sold) of the costs of any sale of Securities pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all such Holders of Securities and are not otherwise paid by the Company or the acquiring party. Costs incurred by the Holders of Securities on their own behalf will not be considered costs of the Approved Sale. Each Holder transferring Securities pursuant to this Section 3 shall be obligated to join on a pro rata basis (based upon the number of Securities to be sold) in any indemnification or other obligations that are part of the terms and conditions of the Approved Sale (other than any such obligations that relate specifically to a particular Holder, such as indemnification with respect to representations and warranties given by a Holder regarding such Holder's title to and ownership of Securities); PROVIDED, that the aggregate amount of all payments made by each Holder (other than payments in respect of any such obligations that relate specifically to a particular Holder) in satisfaction of claims for indemnification shall not exceed the aggregate proceeds of the Securities Transferred pursuant to this Section 3 by such Holder.


                                 SECTION 4
          BOARD OF DIRECTORS REPRESENTATION AND MANAGEMENT RIGHTS

     (a)  REPRESENTATION.  The TCW Funds shall be entitled to designate one
(1) member of the Board (the "TCW Designee"), unless and until the earlier of such date that (i) the TCW Funds collectively own less than 5% of the Common Shares, or (ii) solely as a result of any Transfers by the TCW Funds, the TCW Funds collectively own less than 10% of the Common Shares. Jefferies & Company, Inc. ("Jefferies") shall be entitled to designate one
(1) member of the Board (the "Jefferies Designee"), unless and until the earlier of such date that (i) Jefferies owns less than 5% of the Common Shares, or (ii) solely as a result of any Transfers by Jefferies, Jefferies owns less than 10% of the Common Shares. McLain J. Forman shall be entitled to designate one (1) member of the Board (the "Forman Designee"), unless and until the date he has Transferred 50% or more of the Securities of the Company that he owned as of the date hereof to Persons other than Permitted Forman Transferees and the aggregate ownership interest of Forman and Permitted Forman Transferees represents (or which when converted into, exchanged for or exercised for shares of capital stock of the corporation, would represent) less than 10% of the voting power of the Company. Any
Person entitled to designate a member of the Board pursuant to the foregoing provisions also shall be entitled, exclusively and in such person's sole discretion, to designate such member for removal from the Board. The Holders shall take all action within their respective power, including the voting of Common Shares, required to cause the election of the TCW Designee, the Jefferies Designee and the Forman Designee to the Board, or to remove any member of the Board designated for removal by the TCW Funds, Jefferies or Forman, as applicable. The TCW Funds and Jefferies shall select which Board member shall serve as Chairman of the Board; provided that such Holder is entitled to designate a member of the Board at such time. The parties agree that a fourth director shall be elected by the stockholders of the Company in accordance with the Company's bylaws. The parties understand that neither the TCW Designee nor the Jefferies Designee nor the fourth director to be elected by the stockholders may be a current director, officer, or employee of Jefferies or any Affiliate of Jefferies. Any Person entitled to designate a member of the Board pursuant to the foregoing provisions agrees to certify in writing, in form reasonably satisfactory to the Company, the number of Common Shares beneficially owned by such Person as of the record date set for the stockholders meeting at which the directors will be elected and to deliver such certificate to the Company within five days after such record date.

     (b) MAJOR DECISIONS. Subject to clause (c) below, no action shall be taken, sum expended, decision made or obligation incurred by or on behalf of the Company with respect to any matter unless approved or ratified by a majority of the Board if such action would constitute a Major Decision. "Major Decisions" shall mean and consist of the following:

          (i) approval of the annual and quarterly capital expenditure and operating budgets of the Company;

          (ii) approving or incurring any capital expenditure, purchase or other expenditure of the Company which exceeds in the aggregate with all other capital expenditures, purchases or other expenditures during the fiscal year in which such purchase or expenditure is approved or incurred, $50,000, unless such capital expenditure, purchase or other expenditure is identified in the annual or quarterly capital expenditure and operating budget of the Company previously approved by the Board;

          (iii) the sale, lease or other disposition of assets of the Company, other than assets having a fair market value, individually or in the aggregate with assets sold, leased or otherwise disposed in a transaction or series of related transactions, of less than $50,000;

          (iv) entering into any contract or agreement that could by its terms require an expenditure by the Company of more than $10,000 during any fiscal year, whether for purposes of acquisition of seismic data, exploration or otherwise;

          (v) the incurrence or assumption of any indebtedness for borrowed money by, or the repayment (other than in accordance with the express terms thereof) refinancing of any indebtedness of, the Company or the granting of any mortgage, lien or other encumbrance on any of the assets of the Company or the giving of any guaranty by the Company;

          (vi) the commitment to drill or drilling of any well (whether exploratory or developmental) by the Company;

          (vii) the issuance of any Securities of the Company;

          (viii)   terminating   or   materially   modifying  any  material
     agreement, including any lease relating to an oil and gas property, to which the Company is or hereafter becomes a party;

          (ix) the acquisition of a working interest in or under any lease relating to an oil and gas property, or entering into an operating agreement with respect thereto;

          (x) the appointment or termination of the officers or senior managers of the Company and the establishment of (a) benefit plans, salaries and bonuses for officers or directors of the Company and (b) the organizational structure and staffing plan, including salary ranges for each position;

          (xi) payment of any dividend, distribution, redemption payment or other payment to the stockholders of the Company;

          (xii) any amendment of the bylaws of the Company;

          (xiii) granting to any individual the authority to open and draw checks on bank accounts in the name of the Company or endorse checks for deposit to such accounts;

          (xiv) any decision with respect to the principal place of business of the Company or the fiscal year of the Company;

          (xv) the entry by the Company into any transaction or agreement with any Affiliate of the Company; and

          (xvi) the engagement or retention of outside legal counsel by the Company.

     In addition, any action by the Company to materially amend, modify or supplement any document, instrument, transaction or other matter described above as a Major Decision shall require the approval of a majority of the Board if the same as so amended, modified or supplemented would be inconsistent with the terms previously approved with respect thereto by the Board.

     (c) COMPENSATION. Members of the Board shall not be entitled to any compensation for their service on such Board (other than reimbursement of reasonable out-of-pocket expenses incurred in connection with Board meetings or director-related activities for services as a Board member) without the written consent of Majority Holders; provided, however, that no member of the Board who is an employee or officer of (i) the Company, (ii) any Holder or (iii) any Affiliate of the Company or any Holder shall be entitled to compensation (other than reimbursement of reasonable out-of-pocket expenses incurred in connection with Board meetings or director-related activities for services) as a Board member.

     (d) D&O INSURANCE. The Company shall at all times maintain in force for the benefit of all directors and officers of the Company coverage from a reputable insurer selected by the Majority Holders with coverages (including, without limitation, commercially available coverages against environmental liabilities) which are not less than Twenty Five Million Dollars ($25,000,000) and deductibles which are approved by the Majority Holders. If the Company shall ever fail to pay when due any premium or other charge with respect to such insurance coverage, or otherwise fail to renew such coverage, the Majority Holders or their Affiliates may pay such premium or charge, or renew such coverage, and the Company shall promptly reimburse such Majority Holders or their Affiliates.


                                 SECTION 5
                          BUSINESS OPPORTUNITIES

     Any of the Majority Holders and any member of the Board who is a TCW Designee and Forman (subject to the restrictions as set forth in Article V,
Section 3 of his Employment Agreement), or any of their respective Affiliates, may engage or possess an interest in another business, activity or Person of any kind, nature or description, independently or with others, regardless of whether such business, activity or Person involves the oil and gas exploration and development business or is otherwise competitive with the Company. Neither the Company nor any Holder or member of the Board shall have any rights or obligations by virtue of this Agreement or the relationship created hereby in or to such venture or income or profits or losses derived therefrom, and the pursuit of such venture, even if competitive with the business of the company, shall not be deemed wrongful or improper. Nothing in this Agreement or any fiduciary or other duty created hereby or as a result of serving as a member of the Board or being a shareholder of the Company is intended to impose on any of the Majority Holders or any member of the Board who is a TCW Designee and Forman (subject to the restrictions as set forth in Article V, Section 3 of his Employment Agreement), or any of their respective Affiliates, the obligation to make available to the Company or any Holder any specific investment or other business opportunity or to share in or impose a constructive trust on any fees, property or other considerations earned or investments made by any of the Majority Holders or any member of the board who is a TCW Designee and Forman (subject to the restrictions as set forth in Article V, Section 3 of his Employment Agreement), or any of their respective Affiliates, including, without limitation, any investment funds or partnerships in which such Persons may participate.


                                 SECTION 6
                               CERTIFICATES

     (a)  RESTRICTIVE   ENDORSEMENTS.    Each  certificate  evidencing  any
Securities shall bear a legend in substantially the following form:

          "The securities evidenced by this certificate are subject to a Stockholders' Agreement dated as of January 14, 2000, copies of which are on file at the principal office of the corporation and will be furnished to the Holder on request to the Secretary of the corporation. Such Stockholders' Agreement provides, among other things, for certain restrictions on voting, sale, transfer, pledge, hypothecation or other disposition of the securities evidenced by this certificate."

In addition, unless counsel to the Company has advised that such legend is no longer needed, each certificate evidencing the Securities shall bear a legend in substantially the following form:

          "The securities evidenced by this certificate have not been registered pursuant to the Securities Act of 1933, as amended (the "Act"), or any state securities law, and such securities may not be sold, transferred or otherwise disposed of unless the same are registered and qualified in accordance with the Act and any applicable state securities laws, or in the opinion of counsel reasonably satisfactory to the corporation such registration and qualification are not required."

     (b)  REPLACEMENT  CERTIFICATES.   Upon  receipt  by  the   Company  of
evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any of its respective certificates evidencing any Securities, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to it, upon surrender and cancellation of such certificate or receipt of such indemnity, the Company will execute, register and deliver a new certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated certificate.


                                 SECTION 7
                             EQUITABLE RELIEF

     The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce such provisions.

                                 SECTION 8
                               MISCELLANEOUS

     (a) COMPANY INFORMATION. The Company agrees that so long as the Company shall not have registered any of its Securities pursuant to Section 12 of the Exchange Act, or filed a registration statement pursuant to the requirements of the Securities Act, the Company will cause to be conducted an annual audit of the Company and will distribute quarterly financial statements to the shareholders, along with a brief and general summary of the financial condition of the Company prepared by management.

     (b) NOTICES. All notices and other communications provided for or permitted under this Agreement shall be made in writing by hand-delivery, certified first-class mail, return receipt requested, next-day air courier or facsimile, in the case of the case of the Company, as follows:

                    Forman Petroleum Corporation
                    650 Poydras Street, Suite 2200
                    New Orleans, Louisiana 70130
                    Attn:  McLain J. Forman

or, if to the Holders, to the addresses listed below their names on the signature pages hereto and, if to any other Person who is the registered Holder of any Securities, to the address for the purpose of such Holder as it appears in the stock ledger of the Company or at such other address as such party may have furnished in writing to each other party hereto. Any notice shall be deemed to have been duly given when delivered by hand, if personally delivered, and if sent by mail, two business days after being deposited in the mail, postage prepaid.

     (c) AMENDMENT. This Agreement may be changed, modified or amended by a writing signed by the Majority Holders; provided that no such change, modification or amendment shall be enforceable against any party to this Agreement whose rights or obligations hereunder will be materially and adversely affected thereby unless the same shall be in writing and signed by such party.

     (d) TERMINATION. This Agreement may be terminated at any time by an instrument in writing signed by the Majority Holders and, for so long as he is entitled to designate a member of the Board pursuant to Section 4(a), Forman, provided that, for so long as he or his heirs and legatees own Securities of the Company, Section 2(c) shall not be terminated without the consent of Forman.

     (e) WAIVER. No failure or delay on the part of the parties or any of them in exercising any right, power or privilege hereunder, nor any course of dealing between the parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies which the parties or any of them would otherwise have. No notice to or demand on the Company shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties or any of them to take any other or further action in any circumstances without notice or demand.

     (f)  COUNTERPARTS.   This  Agreement  may  be  executed in two or more
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     (g) GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Louisiana applied to contracts to be made and to be performed therein without giving effect to the considerations of conflicts of laws.

     (h) FILING. A copy of this Agreement and of all amendments hereto shall be filed at the principal office of the Company.

     (i)  ALL SECURITIES SUBJECT TO THIS AGREEMENT.

          (i) Any Securities now or hereafter held by any Person who is a party to this Agreement shall be held by such Person subject to the transfer and other restrictions of this Agreement and such Person shall be deemed to be a "Holder" for all such purposes of this Agreement;

          (ii) A Holder who ceases to own any Securities as provided for in this Agreement shall cease to be a Holder for purposes of this Agreement; and

          (iii) The provisions of this Agreement shall be deemed to apply equally to any Security or other equity securities distributed in respect of the Securities.

     (j) BENEFIT AND BINDING EFFECT. Except as otherwise provided in this Agreement, no right under this Agreement shall be assignable and any attempted assignment in violation of this provision shall be void. The rights of McLain J. Forman under this Agreement shall vest automatically in his heirs and legatees upon compliance with the requirements of Section 2(a), except that no legal opinion shall be required.

     (k)  SEVERABILITY.   In  the  event  that  any  one  or  more  of  the
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (l) FURTHER ASSURANCES. Each Holder shall cause all Securities that are entitled to vote and are registered in the name of such Holder to be voted, and will otherwise take or cause to be taken all such other action as may be necessary, to implement the provisions of this Agreement and shall not take any action inconsistent herewith or therewith.



                         *  *  *  *  *  *  *  *  *

     IN   WITNESS   WHEREOF,   the   parties  hereto  have  executed   this
Stockholders' Agreement as of the day and year first above written.

                              FORMAN PETROLEUM CORPORATION, a Louisiana corporation



                              By:   /s/ McLain J. Forman
                                   --------------------------------------
                                   Name: McLain J. Forman
                                   Title: CEO




                              TCW FUNDS:

                              TCW/CRESCENT MEZZANINE PARTNERS, L.P.
                              TCW/CRESCENT MEZZANINE TRUST
                              TCW/CRESCENT MEZZANINE INVESTMENT
                                PARTNERS, L.P.

                              By:  TCW/Crescent Mezzanine, L.L.C.
                                   Its General Partner or Managing Director

                              By:   /s/ Nicholas W. Tell, Jr.
                                   --------------------------------------
                                   Name: Nicholas W. Tell, Jr.
                                   Title: Managing Director

                              By:   /s/ Darryl L. Schall
                                   --------------------------------------
                                   Name: Darryl L. Schall
                                   Title:  Senior Vice President

                              TCW SHARED OPPORTUNITY FUND II, L.P.

                              By:  TCW Asset Management Company,
                                   Its Investment Manager

                              By:   /s/ Nicholas W. Tell, Jr.
                                   --------------------------------------
                                   Name: Nicholas W. Tell, Jr.
                                   Title: Managing Director

                              By:   /s/ Darryl L. Schall
                                   --------------------------------------
                                   Name: Darryl L. Schall
                                   Title: Senior Vice President


                              TCW LEVERAGED INCOME TRUST, L.P.

                              By:  TCW Advisors (Bermuda), Ltd.
                                   As General Partner

                              By:   /s/ Nicholas W. Tell, Jr.
                                   --------------------------------------
                                   Name: Nicholas W. Tell, Jr.
                                   Title: Managing Director

                              By:  TCW Investment Management Company,
                                   As Investment Advisor

                              By:    /s/ Darryl L. Schall
                                   --------------------------------------
                                   Name: Darryl L. Schall
                                   Title: Senior Vice President

                              OTHER HOLDERS:

                              JEFFERIES & COMPANY, INC.


                              By:   /s/ Jerry M. Gluck
                                   --------------------------------------
                                   Name: Jerry M. Gluck
                                   Title: Executive Vice President

                              BANKAMERICA INVESTMENT CORP.



                              By:   /s/ P.F. Van Winkle
                                   --------------------------------------
                                   Name: P.F. Van Winkle
                                   Title: Attorney-in-Fact

                              KOCH INDUSTRIES, INC.

                              By:   /s/ James R. McBride
                                   --------------------------------------
                                   Name: James R. McBride
                                   Title:

                              MCLAIN J. FORMAN
                                     /s/ McLain J. Forman
                                   --------------------------------------
                                     McLain J. Forman

                          ____________________________________________
                             Type or Print Name of Beneficial Holder



                              By:
                                   --------------------------------------
                                   Name:
                                   Its:


                              Address:------------------------------

                              --------------------------------------

                              --------------------------------------

                              --------------------------------------

                                 EXHIBIT A

                       ACKNOWLEDGMENT OF TRANSFEREE


     This Acknowledgment ("Acknowledgment") is executed pursuant to the terms of the Stockholders' Agreement of Forman Petroleum Corporation (the "Company") dated as of January 14, 2000, a copy of which is attached hereto (the "Agreement"), by the transferee ("Transferee") executing this Acknowledgment. By the execution of this Acknowledgment, the Transferee agrees as follows:

     1. ACKNOWLEDGMENT. Transferee acknowledges that Transferee is acquiring certain Securities of the Company, subject to the terms and conditions of the Agreement (including the Exhibits thereto). Capitalized terms used herein without definition are defined in the Agreement and are used herein with the same meanings set forth therein.

     2. AGREEMENT. Transferee (a) agrees that the Securities acquired by Transferee shall be bound by and subject to the terms of the Agreement (including the Exhibits thereto) and (b) hereby joins in, and agrees to be bound by, the Agreement (including the Exhibits thereto) with the same force and effect as if he were originally a party thereto.

     3. NOTICE. Any notice required as permitted by the Agreement shall be given to Transferee at the address listed beside Transferee's signature below.

     4. JOINDER. The spouse of the undersigned Transferee, if applicable, executes this Acknowledgment to acknowledge its fairness and that it is in such spouse's best interests, and to bind such spouse's community interest, if any, in the Securities to the terms of the Agreement (including the Exhibits thereto).

     EXECUTED AND DATED on this _____ day of ________________, _________.

                              TRANSFEREE:


                              By:
                                    --------------------------------------
                              Notice
                              Address:------------------------------------
                                      ------------------------------------
                                      ------------------------------------
                                      ------------------------------------



                              SPOUSE:


                              By:
                                  --------------------------------------